STOCK PURCHASE AGREEMENT

BY AND AMONG

RIDE-AWAY HANDICAP EQUIPMENT CORP.,

MARK S. LORE,

AND

HASCO MEDICAL, INC.

DATED AS OF

THE 1st DAY OF MARCH, 2012

TABLE OF CONTENTS

STOCK PURCHASE AGREEMENT

This **STOCK PURCHASE AGREEMENT** (the "**Agreement**") is made and entered into as of as of the 1st day of March, 2012 (the "**Agreement Date**") by and among **RIDE-AWAY HANDICAP EQUIPMENT CORP.**, a New Hampshire corporation (the "**Company**"), **MARK S. LORE** ("**Seller**") and **HASCO MEDICAL, INC.**, a Florida corporation ("**Purchaser**").

RECITALS:

RECITAL 1. The Company buys, sells and leases new and used mobility equipment for handicapped persons, including wheelchair vans, trucks, taxis and motorcycles; scooter and wheelchair lifts; hand controls and driving controls; and wheelchair locking devices ("Company Inventory");

RECITAL 2. Seller owns all of the Company's issued and outstanding shares of common stock (the "Issued Shares"); and is a director and officer of the Company;

RECITAL 3. The Purchaser wishes to purchase from Seller all of the Issued Shares upon the terms and subject to the conditions of this Agreement; and

RECITAL 4. The parties intend to memorialize the sale of said Issued Shares owned by Seller and the purchase of all of said Issued Shares by Purchaser.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
INCORPORATION BY REFERENCE, SUPERSEDER, AND DEFINITIONS

1.1 **Incorporation by Reference**. The foregoing Recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 **Superseder**. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

1.3 **Certain Definitions**. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.3.1 **"<u>1933 Act</u>"** means the Securities Act of 1933, as amended.

1.3.2 **"<u>1934 Act</u>"** means the Securities Exchange Act of 1934, as amended.

1.3.3 **"<u>Affiliate</u>"** means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 **"<u>Articles</u>"** means the Articles of Incorporation of the Company, filed with the New Hampshire Secretary of State on December 28, 1988. A copy of the Articles are attached as Schedule 1.3.4.

1.3.5 **"<u>Auditor</u>"** means Peter Messineo, CPA, a certified public accountant.

1.3.6 **"<u>Bank</u>"** means Whitney Bank, a Louisiana state chartered commercial bank.

1.3.7 **"<u>Bylaws</u>"** means the Bylaws of the Company. A copy of the Bylaws are attached as Schedule 1.3.6.

1.3.8 **"<u>Closing</u>"** shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.9 **"<u>Closing Date</u>"** means on or before the later of March 1, 2012, or thirty (30) days following the removal of the Contingencies.

1.3.10 **"<u>Common Stock</u>"** means the three hundred (300) shares of common stock of the Company, no par value, which the Company is authorized to issue in accordance with the Articles.

1.3.11 **"<u>Company Assets</u>"** means all assets owned by the Company, including cash on hand and in banks, cash equivalents, equity and debt securities (including the Company's membership interest in Adaptive Driving Alliance, a Delaware limited liability company, accounts receivable, purchase orders, inventory, furniture, fixtures, equipment, licenses permitting the Company to sell and lease Company Inventory, funded through various federal and state agencies and other lenders, intangibles, and all other assets.

1.3.12 **"<u>Contingencies</u>"** means the conditions precedent to Closing which must be fulfilled, or removed, as the case may be, in order for the Seller and Purchaser to

proceed to Closing. These conditions precedent are set forth in Article II, Section 2.3 and in Articles VII and VIII below.

1.3.13 "**Florida Code**" means the Florida Business Corporation Act, as amended; and any other applicable provisions of The 2011 Florida Statutes.

1.3.14 "**Issued Shares**" means the ninety-two (92) shares of Common Stock issued to and held by Seller. The Issued Shares are evidenced by the stock certificates, copies of which are attached as Schedule 1.3.14.

1.3.15 "**Material Adverse Effect**" shall mean any adverse effect on the business, operations, properties or financial condition of the Company or the Purchaser, as the case may be, that is material and adverse to the Company or to the Purchaser, as the case may be, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or the Purchaser, as the case may be, to perform any of their respective material obligations under this Agreement or to perform their respective obligations under any other material agreement.

1.3.16 "**New Hampshire Code**" shall mean the New Hampshire Business Corporation Act.

1.3.17 "**Person**" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.18 "**Purchase Price Payable to Seller**" means the U.S. SIX MILLION DOLLARS ($6,000,000.00) to be paid to Seller.

1.3.19 "**SEC**" means the Securities and Exchange Commission.

1.3.20 "**SEC Filings**" means all forms which the Purchaser will be filing with the SEC.

1.3.21 "**Transaction Documents**" means this Agreement, all Schedules and Exhibits attached hereto, the certificate(s) for the Common Stock to be titled in the name of Purchaser, and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2, 3.3, and 3.4 hereof.

ARTICLE II
PURCHASE AND SALE OF
RIDE-AWAY HANDICAP EQUIPMENT CORP. COMMON STOCK

2.1 **Sale of Issued Shares.** Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, Seller agree to sell to the Purchaser, and the Purchaser agrees to purchase from Seller, on the Closing Date, all of the issued and

outstanding Common Stock of the Company, comprised of ninety-two (92) shares of Common Stock issued to and held by Seller.

2.2 **Purchase Price**. The Purchase Price Payable to Seller shall be delivered by the Purchaser at and after Closing, as follows:

2.2.1 U.S. FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) which, with the exception of the cash payment to be made at Closing, pursuant to Section 3.3.10, shall be payable by good check, out of Company positive cash flow, over not more than one (1) year after Closing, without interest (**"Cash Portion of Purchase Price"**). If not sooner paid, the Cash Portion of Purchase Price shall be paid not later than the first anniversary of Closing.

2.2.2 U.S. THREE MILLION DOLLARS ($ 3,000,000.00) payable to Seller in accordance with a Seller takeback note (the **"Seller Takeback Note"**). The Seller Takeback Note shall be a promissory note made by Purchaser and payable to the order of Seller. This Seller Takeback Note will be paid over a term of ten (10) years, in equal monthly installments of principal and interest, at five percent (5%) *per annum* simple interest, totaling $ 31,819.65 per month, with the first payment becoming June 1, 2012. The obligation of Purchaser under the Seller Takeback Note will be guaranteed by Harold Compton, Sr., pursuant to the personal guaranty, attached as Schedule 3.3.6. The Seller Takeback Note will be subordinated to the Bank's lien under the expanded credit facility being provided by the Bank, described in the Commitment Letter attached as Schedule 2.2.2 (the **"Expanded Bank Credit Facility"**). Seller will in good faith negotiate the terms of this subordination to the Bank, which negotiation may occur before or after Closing. A copy of the Seller Takeback Note will be attached as Schedule 3.3.2; and

2.2.3 Purchaser common stock to be issued to Seller, valued at U.S. TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), calculated based upon the volume-weighted average price (**"VWAP"**) of Purchaser common stock, traded on the OTC Bulletin Board (TICKER SYMBOL: HASC), for the five trading days ending on the business day before the Closing Date (**"Purchaser Shares"**). The Purchaser Shares will be restricted in accordance with Rule 144 promulgated under the Securities Act and legended, as set forth in Section 6.3.2 below. The stock certificate evidencing the issuance of the Purchaser Shares to Seller will be delivered to Seller by Purchaser's transfer agent, Olde Monmouth Stock Transfer (**"Transfer Agent"**), within five (5) business days after the Closing Date. A copy of the Purchaser Shares stock certificate will be attached as Schedule 3.3.3, following delivery by Transfer Agent.

2.3 **Contingencies.** In addition to the conditions to Closing set forth in Articles VIII and IX, Closing is expressly contingent upon removal of the following Contingencies not later than one (1) business day prior to the Closing Date. However, any one or more of these contingencies may be waived by Purchaser or deferred to a date following Closing, with the fulfillment of said contingencies being considered a covenant of this Agreement to be fulfilled following Closing:

2.3.1. **Review of Seller Financials by Auditor**. Closing is contingent upon the Auditor's due diligence analysis of Seller's financial statements and income tax returns and Auditor's approval of same, in Auditor's sole discretion, following consultation with Purchaser.

2.3.2 **Bank Approval of Expanded Bank Credit Facility**. Closing is contingent upon approval of the Expanded Bank Credit Facility by the Bank.

2.3.3 **Bank Approval**. To the extent the Bank so requires, if at all, this Agreement is contingent upon said Bank approval

2.3.4 **Approvals of Company's Lenders, Equipment Lessors, and Landlords.** To the extent the Company's lenders, equipment lessors or the landlords of the Company's retail locations require advance approval of this Agreement, if at all, this Agreement is contingent upon said approvals. However, as stated in Section 2.3 *supra*, the parties may proceed to Closing and construe this contingency as a post-Closing covenant, in Purchaser's sole discretion.

ARTICLE III
CLOSING DATE AND DELIVERIES PRIOR TO, AT AND AFTER CLOSING

3.1 **Closing Date**. The closing of the transactions contemplated by this Agreement (the "**Closing**"), shall be held on the Closing Date at the offices of Purchaser's counsel, Ira S. Saul, PLC, 4126 Leonard Drive, Fairfax, Virginia 22030 ("**Closing Attorney**"), not later than March 1st, 2012, at ten o'clock A.M., local time ("**Closing Date**").

3.2 **Deliveries by Seller**. In addition to and without limiting any other provision of this Agreement, Seller agrees to execute and/or deliver, and/or cause to be delivered, to the Purchaser, or the Bank, or the Transfer Agent, as the case may be, the following:

3.2.1 At Closing, Seller shall deliver to Purchaser a certificate or certificates evidencing Seller's ownership of all Issued Shares, along with broad form medallion signature guaranteed stock powers, fully executed by Seller, appointing Purchaser or the Person designated by Purchaser as its attorney-in-fact with full power to transfer title and ownership of the Issued Shares on the books of the Company. A copy of these stock powers are attached as Schedule 3.2.1;

3.2.2 At the closing on the Expanded Bank Credit Facility, Seller's guaranty of the Expanded Bank Credit Facility, to be negotiated in good faith by Seller, executed by Seller, and delivered to the Bank;

3.2.3 At the closing on the Expanded Bank Credit Facility, the signed subordination of the Seller Takeback Note to the Bank's lien under the Expanded Bank Credit Facility, to be delivered to the Bank;

3.2.4 At Closing, but only if any of said commercial leases are oral agreements as of the Agreement Date, the signed commercial leases to the Company locations owned by Seller, or his wholly-owned business entity(ies) ("**Seller/Landlord**"), executed by Seller/Landlord;

3.25 At Closing, if requested by Purchaser, a Bringdown Certificate or Certificates, fully executed by Seller, that all representations, certifications and warranties of the Seller are true and correct through and including the Closing Date;

3.2.6. At Closing, the Instructions to the Transfer Agent (as defined below), countersigned by Seller;

3.2.7 Such other documents or certificates as shall be reasonably requested by Purchaser and/or the Company; and

3.2.8 At the closing on the Expanded Bank Credit Facility, such other documents or certificates as shall be reasonably requested by the Bank under the Expanded Bank Credit Facility, as negotiated by Seller with the Bank in good faith .

3.3 **Deliveries by Purchaser**. In addition to and without limiting any other provision of this Agreement, the Purchaser agrees to execute and/or deliver, and/or cause to be delivered, to Seller, or the Bank, or the Transfer Agent, as the case may be, the following:

3.3.1. At Closing, the joint resolution of the directors and majority of the shareholders of Purchaser, authorizing the Closing and execution of all documents necessary and desirable in connection therewith. A copy of this Resolution is attached as Schedule 3.3.1;

3.3.2. At Closing, the Seller Takeback Note in the form attached as Schedule 3.3.2;

3.3.3 At Closing, Purchaser's written instructions to the Transfer Agent setting forth the number of Purchaser Shares to be issued to the Seller and the address to which the Purchaser Shares should be delivered, in substantially the form attached as Schedule 3.3.3 ("**Instructions to the Transfer Agent**"). Within five (5) business days after the Closing Date, the certificate(s) for the Purchaser Shares will be issued by the Transfer Agent, and a copy of the certificate(s) shall also be attached to Schedule 3.3.3;

3.3.4. After Closing, shares of common stock of Purchaser will be issued to certain Company employees, on the terms set forth in Schedule 3.3.4

3.3.5 At Closing, if requested by Seller, a Bringdown Certificate or Certificates, fully executed by Purchaser, that all representations, certifications and warranties of the Purchaser are true and correct through and including the Closing Date;

3.3.6 The Personal Guaranty of Harold Compton, Sr., attached as Schedule 3.3.6.

3.3.7 At the closing on the Expanded Bank Credit Facility, the loan documents in connection with the Expanded Bank Credit Facility, negotiated by Purchaser with the Bank in good faith, to be signed and delivered to the Bank;

3.3.8 At the closing on the Expanded Bank Credit Facility, Harold Compton, Sr.'s personal guaranty of the Expanded Bank Credit Facility, negotiated by Harold Compton, Sr. with the Bank in good faith, to be signed and delivered to the Bank;

3.3.9 At Closing and closing on the Expanded Bank Credit Facility (contemplated to occur simultaneously), indemnification by Purchaser and the Company, as indemnitors, of Seller and Harold Compton, Sr., as indemnitees, of personal liability of Seller and Harold Compton, Sr. as guarantors of indebtedness of the Company which will continue as Company obligations on and after Closing (the "**Indemnification**"). A copy of the Indemnification is attached as Schedule 3.3.9.;

3.3.10 At Closing, Purchaser shall pay not more than $275,000 to RBS Citizens Bank to retire the Company's term note (the "**Company Term Note**"). This payment shall be remitted by the Bank directly to RBS Citizens Bank. This remittance at Closing shall be deducted from the $500,000.00 in cash payable to Seller by Purchaser within one (1) year following the Closing Date; and

3.3.11 Such other documents or certificates as shall be reasonably requested by Seller and/or the Company.

3.4 **Deliveries by the Company**. In addition to and without limiting any other provision of this Agreement, the Company agrees to execute and/or deliver, and/or cause to be delivered, to Seller, the following:

3.4.1 At the closing on the Expanded Bank Credit Facility, the loan documents in connection with the Expanded Bank Credit Facility, negotiated by the Company with the Bank in good faith, to be signed and delivered to the Bank;

3.4.2 At Closing, but only if any of said commercial leases are oral agreements as of the Agreement Date, the signed commercial leases to the Company locations owned by Seller/Landlord, executed by the Company in its capacity as tenant of said Company locations;

3.4.3 At Closing, if requested by Purchaser, a Bringdown Certificate or Certificates, fully executed by the Company, that all representations, certifications and warranties of the Company are true and correct through and including the Closing Date;

3.4.5 At the Agreement Date, the joint resolution of the directors and shareholder of the Company, authorizing the execution of the Agreement and Closing thereunder. A copy of this Resolution is attached as Schedule 3.4.5;

3.4.6 At Closing, the joint resolution of the directors and shareholder of the Company, authorizing the Closing and execution of all documents necessary and desirable in connection therewith. A copy of this Resolution is attached as Schedule 3.4.6;

3.4.7 At Closing and closing on the Expanded Bank Credit Facility (contemplated to occur simultaneously), the Indemnification; and

3.4.8 Such other documents or certificates as shall be reasonably requested by Purchaser and/or the Seller.

3.5 **Facsimile or Scanned Documents to be Superseded by Original.** In the event any document provided to the other parties in Paragraphs 3.2, 3.3, or 3.4 herein is provided by facsimile, the party shall forward an original document to the other party within five (5) business days.

3.6 **Further Assurances.** Seller, Purchaser and the Company shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments, and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.7 **Waiver**. The Purchaser and/or the Company, as the case may be, may waive any of the requirements of Sections 3.2 of this Agreement; Seller and/or the Company, as the case may be, may waive any of the provisions of Section 3.3 of this Agreement; and Seller and/or Purchaser, as the case may be, may waive any of the provisions of Section 3.4 of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND SELLER

The Company and Seller, jointly and severally, represent and warrant to the Purchaser as of the Agreement Date and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations), to the best of Company's and Seller's knowledge, as follows:

4.1 **Organization and Qualification**. RIDE-AWAY HANDICAP EQUIPMENT CORP. is a corporation duly organized and in good standing under the laws of the State of New Hampshire, and is qualified to conduct business in all jurisdictions in which such qualification is necessary, including the states in which are located retail, commercial or headquarters Company locations: Connecticut, Massachusetts, Maine, Maryland, New

Hampshire, Virginia, Pennsylvania, Florida and Vermont. All retail and commercial sales, and headquarters locations are listed on Schedule 4.1.

4.2 **Articles of Incorporation and By-Laws**.

4.2.1 The complete and correct copies of the Company's Articles and By-laws, are attached as Schedules 1.3.4 and 1.3.6.

4.2.2 All minutes of the Company, relating to meetings or material actions by the Board of Directors or the shareholders of the Company are contained in the minute books of Company. No material action has been taken by the Board of Directors or the shareholders of the Company for which minutes are not contained in the minute books. The Company has heretofore made available to Purchaser for examination a complete and correct copy of the Company's minute books.

4.3 **Capitalization.**

4.3.1 The authorized capital stock of the Company consists of three hundred (300) shares of common stock ("**Common Stock**") of the Company, no par value, which the Company is authorized to issue in accordance with the Articles. Ninety-Two (92) shares of Common Stock are issued and outstanding. Seller is the only holder of Common Stock. All Issued Shares were validly issued, fully paid and not assessable, and free of preemptive rights.

4.3.2 As of the Agreement Date there are, and as of the Closing Date, there will be, no outstanding options, warrants, rights to subscribe for, calls, shared appreciation rights, phantom stock, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Common Stock of the Company, or agreements, understandings or arrangements to which the Company or the Seller is a party, or by which the Company or the Seller is or may be bound, to issue additional shares of its Common Stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of its Common Stock. The Company will not issue any stock, options, warrants, shared appreciation rights, phantom stock, or other rights to Company stock prior to the Closing Date.

4.4 **Authority Relative to this Agreement; Consents and Approvals.**

4.4.1 The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the transactions contemplated hereby.

4.4.2 Except for the requirements listed in Schedule 4.4.2, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary

for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation by it of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, shall (a) result in any breach of the Articles or Bylaws of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any type of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, or any of its properties or assets.

4.4.3 The Seller has the power to enter into this Agreement and to carry out his obligations hereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by his individual action, and no other individual proceedings on the part of the Seller are necessary to approve this Agreement or the transactions contemplated hereby.

4.4.4 Except for the requirements listed in Schedule 4.4.2, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by him of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof, shall (a) result in any breach of the Articles or Bylaws of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any type of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease. contract, agreement, or other instrument or obligation to which the Seller is a party, or by which he or any of his properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Seller, or any of his properties or assets.

4.4.5 The Issued Shares to be sold and delivered by Seller to Purchaser in accordance with the terms and for the consideration as set forth in this Agreement, shall have been duly and validly issued in compliance with all applicable laws, including federal and state securities laws. The Issued Shares upon receipt by Purchaser shall be fully-paid and nonassessable, and Purchaser shall have good and marketable title to the Issued Shares, free and clear of any liens, or of any proxy, voting agreement, voting trust or similar agreement. Except for restrictions arising under applicable laws, and the requirements listed in Schedule 4.4.2, there will be no restrictions on the transferability of the Issued Shares following sale and delivery to Purchaser.

4.5 **<u>Financial Statements and Related Securities Matters.</u>**

4.5.1 Audited financial statements of the Company for the past three completed fiscal years have been provided to the Purchaser. All of the foregoing shall hereafter be

referred to as the "**Financial Statements.**" The Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of such dates and for the respective periods indicated and have been prepared in a consistent manner during such periods.

4.5.2 The Company has not, in connection with the sale or purchase of Common Stock, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, or otherwise, (x) employed any device, scheme, or artifice to defraud; (y) made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (z) engaged in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security. There have been no investigations of the Company by the SEC or any state Blue Sky Commission and the Company knows of no reason any such investigation should be commenced.

4.6 **Absence of Certain Changes or Events; Identified Assets and Liabilities; Financial Position at Agreement Date**

4.6.1 Since November 30, 2011, the last date for which Company's accounts payable and accounts receivable ledgers have been provided to Purchaser by the Company, the Company has not (a) taken any actions not in the ordinary course of business; (b) incurred any liability material to the Company not fully disclosed to Purchaser; (c) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of the Company which has, had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by the Company to Purchaser); (d) made a loan to a Company officer, director or shareholder, or issued a dividend or distribution to the Seller in his capacity as shareholder; or (d) subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

4.6.2 Attached as Schedule 4.6.2 are all UCC-1 financing statements, UCC-3 amendatory filings, and all other Article 9, Uniform Commercial Code filings recorded with the Secretary of State for the State of New Hampshire listing the Company as Debtor ("**Company UCC Filings**"). Whether each Company UCC Filing is paid off, open, and the amount due, if any, is stated in Schedule 4.6.2. The debts owing by Company secured by a Company UCC Filing listed in Schedule 4.6.2, shall continue as Company debt to be paid in accordance with the requirements of the creditors thereunder, or refinanced through the Expanded Bank Credit Facility. The amount of this debt as of Closing will be contained in Schedule 4.6.2 at Closing. The Company will diligently pursue UCC-3 Termination Statements for all Company UCC Filings which are paid in

full. Copies of all equipment leases under which the Company is lessee have been provided to the Auditor.

4.6.3 Schedule 4.6.3 shows the Company's liability schedules and other Company statements of debts and liabilities as of December 31, 2011, which the parties hereto agree are not final schedules due to the fact that the Company has not closed its books for 2011 yet. The Buyer is satisfied with the Financial Statements and other financial information provided to it. Subject to year end adjustments, the Company and the Seller are not aware of any liability, and the Company and the Seller are not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rising to any liability, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on the Company, except for (a) liabilities set forth on the face of the most recent Financial Statements; (b) liabilities secured by Company UCC Filings identified in Schedule 4.6.2; and (c) liabilities which have arisen after the most recent Financial Statements, in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

4.6.4 As of the Agreement Date and through and including Closing, the Company Assets are and will be free and clear of debts, except for those debts listed in most recent Financial Statements, the debts shown on Schedule 4.6.3, and those debts and liabilities which have arisen after the most recent Financial Statements in the ordinary course of business; and the Issued Shares owned by Seller will be free and clear of debts. If the Company Assets are encumbered in amounts greater than those enumerated above, at Closing Seller will fund the amounts necessary to extinguish such debts, which will then be paid at Closing by the Closing Attorney.

4.6.5 As of the Agreement Date and through and including Closing, the Company has truthfully and completely disclosed to Purchaser the quantity, the acquisition price, and the depreciated current value of its saleable inventory; (ii) the quantity, acquisition price, and the depreciated current value of its rental inventory; (iii) the total of its accounts receivable aged less than ninety (90) days; (iv) the total of its accounts receivable aged more than ninety (90) days; and (v) the total of its accounts payable. The word "approximately" when used in this Section 4.6.5 means the stated amount +/- $1,000.00.

4.6.6 As of December 31, 2011 and subject to year end adjustments, the Company Assets include, but are not limited to, the fixed assets listed on Schedule 4.6.6 (unless listed in attached financial statements).

4.7 **Real Estate.** The Company's headquarters is located at 54 Wentworth Avenue, Londonderry, New Hampshire 03053. The Company has retail locations in East Hartford, Connecticut; North Attleboro, Massachusetts; Gray, Maine; Beltsville, Maryland; Londonderry, New Hampshire (also Company Headquarters); Norfolk, Virginia; Norwalk, Connecticut; Norristown, Pennsylvania; Richmond, Virginia; Tampa, Florida; and Essex Junction, Vermont. The Company has a commercial sales only location in Norwood, Massachusetts. The addresses of each of these retail locations and the one

commercial sales location are listed on Schedule 4.1 (All retail locations, commercial sales locations, and headquarters locations shall be referred to as "**Company Locations**"). Of the Company Locations, Seller/Landlord owns three (3) Company Locations, which are leased to the Company. Copies of these leases are attached at Schedule 4.7. The Company Locations not owned by Seller/Landlord, are leased to the Company by third party landlords with which the Company and Seller have no business affiliation other than their relationships as landlords and tenant, respectively. Copies of the leases to the Company Locations are attached as Schedule 4.7.

4.8 **Relationship with Automobile Dealership Licensing Authorities.**

4.8.1 The Company holds all licensing, accreditation and bonding required by the automobile dealership licensing authorities in each state in which the Company conducts business, to sell and lease new and used automotive vehicles. Copies of all state licenses and bonds are attached at Schedule 4.8.1. All of said licenses and bonds shall remain active, in good standing, and in full force and effect following the Closing hereunder.

4.8.2 All non-automobile dealership related permits, franchises, approvals, authorizations, consents, licenses, accreditations and registrations, issued to, granted to or held by the Company and issued by applicable governmental authorities are set forth in Schedule 4.8.2.

4.8.3 For purposes of this section 4.8.3, the automobile dealership-related licenses and accreditations shown in Schedule 4.8.1 and the other licenses and approvals shown in Schedule 4.8.3 shall be referred to jointly as "**Licenses.**" The Licenses constitute all of the licenses and permits required for the Company to operate in the manner in which it operated as of the Agreement Date and in which it will operate on the Closing Date. No violations have occurred with respect to any of the Licenses which would have a material adverse effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operations or prospects of the Company. There is not pending or, to the Company's or Seller's knowledge, threatened any proceeding to revoke or limit any of the Licenses and no act or event has occurred which, with the giving of notice, lapse of time or both, would constitute a violation of any such Licenses, would permit revocation or termination of any such Licenses or would result in any other impairment of the Company's rights under any such Licenses.

4.9 **Litigation.** With the exception of the matters listed on Schedule 4.9, as of the date of this Agreement, and to the Company's and Seller's knowledge, (a) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or to the Company's and Seller' knowledge threatened against or involving the Company, or the Seller, or any of the Company's or Seller's properties or rights, before any court, arbitrator, or administrative or governmental body; and (b) there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against the Company, or the Seller.

4.10 **Subsidiaries.** The Company has no subsidiaries. However, the Company owns a membership interest in the Adaptive Driving Alliance, a Delaware limited liability company.

4.11 **Taxes.**

4.11.1 The Company was formed in the year 1988. The Company elected S Corporation treatment and has been operating as an S Corporation since its election was allowed by the US Internal Revenue Service. The Company has filed the form 1120S income tax form and all required state income tax filings each year since its formation. The Company is current in its tax filings and tax payments, including all 940, 941 and any other withholding payments.

4.11.2 "**Tax**" or "**Taxes**" shall mean any federal, state, local, foreign or other tax (whether income, sales, use, franchise, transfer, withholding, excise, real or personal property, employment or other kind of tax), assessment, levy, fee, impost, withholding or other governmental charge and shall include all interest and penalties thereon. "**Tax Return(s)**" shall mean all returns, declarations, reports, statements and other documents, including supporting documents, required to be filed with respect to Taxes. The Company and Seller have timely filed in the appropriate place all Tax Returns, and all such Tax Returns are true, correct and complete. Tax Returns for the Company for the past three years are attached at Schedule 4.11.2. The Company and Seller have made timely payment of all Taxes required to be paid, including all deficiencies and assessments, if any, heretofore levied or assessed. The Company and Seller have duly withheld, collected and timely deposited, paid over or held for payment to the proper governmental authorities all Taxes required to be withheld or collected by the Company and Seller. Neither the Company nor the Seller has received any claim, proposal or assessment from any taxing authority for any deficiencies for any Tax or governmental charge that could result in, or that has resulted in, the imposition of a lien by any taxing authority on property or rights to property owned by the Company or the Seller. To the Company's and Seller' knowledge, there are no examinations by any taxing authority of or relating to Seller or the Company and no material basis for any such examination exists.

4.11.3 All Tax Returns required to be filed with any governmental entity, authority or instrumentality, whether domestic or foreign ("**Governmental Authority**"), by the Company or with respect to the business, assets, operations or activities of the Company (collectively, the "**Operations**") on or before the Agreement Date have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects.

4.11.4 All Taxes due and payable by the Company or with respect to the Operations, whether or not shown on any Tax Return, have been duly paid.

4.11.5 The charges, accruals and reserves for Taxes on the Financial Statements are in an amount at least equal to the sum of the Company's liability for Taxes as of the dates and periods indicated therein plus any deferred Tax liabilities.

4.11.6 The Company and the Operations have duly withheld and paid to the appropriate Governmental Authorities all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.11.7 No deficiency for any Taxes has been proposed, asserted or assessed against the Company or with respect to the Operations which has not been resolved and paid in full;

4.11.8 There is no action, suit, proceeding, audit or claim now proposed in writing, pending or, to the Seller's Knowledge, threatened against or with respect to the Company or the Operations in respect of any Tax or Tax Return;

4.11.9 Neither the Company nor the Seller (solely with respect to the Operations) has given or been requested to give any waiver of any statute of limitations relating to any Taxes or Tax Returns, or has executed powers of attorney with respect to Tax matters which currently remain in force;

4.11.10 Neither the Company nor the Seller (solely with respect to the Operations) is at present the beneficiary of any extensíon of time within which to file any Tax Return;

4.11.11 There are no liens, charges or encumbrances for Taxes upon the assets of the Company or with respect to the Operations;

4.11.12 The Company is not a party to, is not bound by and has no obligations under, any Tax sharing agreement or similar contract or arrangement and has no liability for the Taxes of any person other than the Company as a transferee or successor or otherwise;

4.11.13 The Company has not been a member of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder ("**Code**") filing a consolidated federal income Tax Return;

4.11.14 The Company has not in the past 10 years, acquired the stock of any corporation that is a qualified S-corporation subsidiary;

4.11.15 Tthe Company is not and has not been a party to any ''reportable transaction,'' as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b);

4.11.16 The Company will not be liable for the payment of any federal income Tax with respect to gain or income realized as a result of the transactions contemplated by this Agreement, including, but not limited to, any federal income Tax imposed on "built-in gains" within the meaning of Section 1374 of the Code; and

4.11.17 At or following Closing, the Company's S Corporation election will be automatically terminated by the U.S. Internal Revenue Service.

4.12. **Compliance with Laws and Legal Proceedings.**

4.12.1 The Company and Seller are not in violation of any federal, state or local code, law, regulation or ordinance, including the Americans with Disabilities Act and those laws regulating zoning, city planning, fire, safety, health, welfare, the environment, occupational safety and health, building codes, or equal employment opportunity applicable to its business, properties or operations as presently conducted. To the Company's and Seller's knowledge, there are no rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings applicable to its business, operations or properties that might have a material adverse effect, singly or in the aggregate, on the condition (financial or otherwise), properties, business, operation or prospects of the Company or the Seller. There is no action, dispute, claim (including any counterclaim or cross-claim), litigation, arbitration, grievance, investigation, hearing or other proceeding, at law or in equity, by or before any court or governmental or administrative body (domestic or foreign), pending or, to the Company's or Seller's knowledge, threatened or contemplated against or affecting the Company or Seller or their directors, officers, personnel, properties, business, operations, prospects or the transactions contemplated by this Agreement, and no basis for any such action exists. The Company and Seller are not subject to any outstanding order, writ, judgment, injunction or decree, domestic or foreign, that might have a material adverse effect, singly or in the aggregate, upon the condition (financial or otherwise), properties, business, operations or prospects of the Company or Seller.

4.12.2 During the past ten (10) years, none of the directors, officers or management of the Company has been (i) arrested, indicted or convicted of any material crime, including any felony (whether material or not), (ii) declared bankrupt, (iii) a director or officer of a company that has declared bankruptcy or (iv) restricted in any way from bidding on contracts with the United States federal government, or prevented from selling to the United States federal government under any law permitting a private vendor to sell or lease medical equipment under the Medicaid, Medicare, or CHIP program, or under any VA program or buying schedule.

4.13 **Intellectual Property.** Schedule 4.13 sets forth a complete list and a brief description of all domestic and foreign patents, patent and know-how licenses, trade names, trademark and service mark registrations, common-law trademarks, copyright registrations, copyrights, websites, domain names and applications for any of the foregoing currently used and/or owned by the Company or Seller (the "**Intellectual Property**"). The Company owns all right, title and interest in and to, or holds valid licenses from third parties for, all of the Intellectual Property.

4.14 **Employee Retirement Income Security Act of 1974.** Neither the Company nor any of the "employee pension benefit plans" (herein called the "**Plans**"), as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (collectively, and as from time to time in effect, "**ERISA**"), established or maintained or to which contributions have been made by the Company, nor any trust created thereunder, nor any other trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of

ERISA or Section 4975 of the Code, which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust, to a material tax or penalty on prohibited transactions imposed by said Section 4975 or to any similar provision under ERISA. Each Plan maintained by the Company intended to comply with Sections 401 and 501 of the Code complies in form and operation with all applicable requirements of the Code. Each Plan has been administered and operated, at all times during its existence, in accordance with its terms and in compliance with ERISA and the Age Discrimination in Employment Act and the regulations promulgated thereunder. Neither the Company nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law that would subject the Company or any of its directors, officers or employees to liability under ERISA or any other applicable law. There is no litigation, arbitration, claim (other than routine benefit claims) or other proceeding or investigation pending or, to the Company's or Seller's knowledge, threatened (or any basis therefor) with respect to any Plan. None of the Plans or trusts has been terminated in a manner with respect to which the Company or the Seller has or may incur liability, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA. No Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred by the Company, or Seller with respect to any Plan, and there has been no event or condition which presents a risk of termination of any Plan by the Pension Benefit Guaranty Corporation. The present value of all benefits under each Plan subject to Title IV of ERISA, as determined in accordance with Statement 87 of the Financial Accounting Standards Board, does not exceed the current value of the assets of such Plan by an amount greater than $25,000. The Company is not and has never been a party to any multi-employer plan, as such term is defined in Section 4001(a)(3) of ERISA. The execution, delivery and performance of this Agreement and the offer, issue and sale by Seller, and the purchase by Purchaser, of the Issued Shares shall not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

4.15. Environmental Matters.

4.15.1 Seller and the Company have complied with, and are not in default under, any federal, state or local environmental law, ordinance, regulation or order applicable to Seller, the Company, the Company Locations, and their operations and facilities ("**Environmental Laws**").

4.15.2 Neither Seller nor the Company has received any claim, notice, order, directive or information request from the United States Environmental Protection Agency (the "**EPA**"), from any state environmental protection authority or agency ("State EPA"),

or from any other agency, department or branch of local, state or federal government ("**Environmental Agency**"), or any claim or notice from any private corporation or person alleging any liability under or any violation of any of the Environmental Laws.

4.15.3 No administrative order, consent order, agreement, litigation, settlement or investigation with respect to any hazardous substances (as defined by the Comprehensive Environment Response, Compensation and Liability Act ("**CERCLA**"), as amended, 42 U.S.C. §§ 9601 et seq.) or petroleum, including crude oil or any fraction thereof, is, to the knowledge of Seller or the Company, pending, proposed, threatened or anticipated with respect to Seller, the Company, their operations or their facilities.

4.15.4 Seller and the Company have obtained all environmental licenses, permits, approvals, registrations and authorizations ("**Environmental Permits**") required in connection with the current conduct of the Company's business by the EPA, State EPA and any Environmental Agency. No violation of any such Environmental Permits has occurred within the last five (5) years immediately preceding the Closing Date, and no proceeding is pending or, to the knowledge of Seller or the Company, threatened which might result in revocation or limitation of any such Environmental Permits.

4.15.5 To Seller and Company's knowledge, there are no toxic or explosive materials or hazardous substances (as defined under Section 101(14) of CERCLA) or any petroleum, including crude oil or any fraction thereof, concealed within, buried beneath, released (as defined under Section 101(22) of CERCLA) on or from, or removed from and stored off-site of the properties or facilities of the Company.

4.15.6. The properties or facilities of Seller and the Company, whether owned, leased or otherwise operated by Seller or the Company, have not been used for solid or hazardous waste treatment, storage or disposal, and none of the properties or facilities of Seller or the Company has contaminated neighboring real estate or waters with any hazardous substances (as defined in Section 4.15.3. above) or petroleum, including crude oil or any fraction thereof.

4.15.7 There are no underground storage tanks beneath the Company Locations, asbestos-containing materials or polychlorinated biphenyls in or upon any of the properties or facilities of Seller or Company, whether owned, leased or otherwise operated by Seller or Company.

4.16 **Compliance with Immigration Laws**. Seller and the Company are in full compliance with the Immigration Reform and Control Act of 1986, as amended, and, to the knowledge of Seller and Company, all employees who are not United States citizens (i) are set forth in Schedule 4.16, (ii) are authorized under United States immigration laws to hold United States employment as described in Schedule 4.16 and (iii) are otherwise in compliance with United States immigration laws. Each Company employees submitted a From I-9 when his or her employment with the Company commenced.

4.17 **Agreements with Employees.**

4.17.1 Neither Seller nor the Company is a party to a collective bargaining agreement, contract or other understanding with a labor union or labor organization. There are no material controversies pending or threatened between Seller or the Company and any of their employees, and there are no organizational efforts presently being made involving any of the employees of the Company. Seller and the Company have complied with all laws relating to wages, hours and collective bargaining, and no party has asserted or claimed that Seller or Company is liable for any arrears of wages or any penalties of any kind for failure to comply with any of the foregoing.

4.17.2 Schedule 4.17.2 sets forth and briefly describes all health care plans, insurance plans, severance plans, vacation plans, deferred compensation plans, bonus plans, stock option plans, stock bonus plans, stock purchase plans, pension plans, retirement plans, profit-sharing plans and other employee benefit plans, agreements, practices or commitments which are or have been maintained by Seller or the Company, and which cover active employees or former employees of Seller or the Company.

4.17.3 Schedule 4.17.3 sets forth a list of all directors, officers and key employees of the Company and the total compensation (separately stating salary, bonus, commission or other compensation) payable to each of them as of the Effective Date and the Closing Date, including the fringe benefits provided to each of them.

4.18 **Insurance**. Schedule 4.18 sets forth and briefly describes the risks covered, the amounts of coverage, the names of insurers and the costs of the insurance maintained by the Company and the Seller with respect to their assets, properties and business. All of such policies are valid, enforceable and in full force and effect.

4.19 **No Violation of Healthcare Laws.**

4.19.1 Neither Seller nor the Company is in violation of any Healthcare Laws, except where any such violation could not reasonably be expected to have a material adverse effect on Seller or the Company, the Company's finances or the Company's business operations.

4.19.2 "**Healthcare Laws**" means: (a) any and all federal, state and local fraud and abuse laws, including (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), (ii) the Stark Law (42 U.S.C. § 1395nn and §1395(q)), (iii) the civil False Claims Act (31 U.S.C. § 3729 et seq.), (iv) Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, and (v) the regulations promulgated pursuant to such statutes; (b) the federal Food, Drug & Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated pursuant thereto; (c) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated pursuant thereto; (d) laws, rules and regulations governing Medicare and Medicaid; (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated pursuant thereto; (f) quality, safety, life safety, and accreditation standards and requirements of all applicable state laws or regulatory bodies; (g) any applicable law

relating to Company's ownership, management, or operation of a healthcare facility or business, or assets used in connection therewith; (h) any applicable law relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by Company; and (i) any and all other applicable healthcare laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (h) as may be amended from time to time. **"HIPAA Compliant"** shall mean, that the Company is in material compliance with the Health Insurance Portability and Accountability Act of 1996 (**"HIPAA"**) and has adopted and implemented polices and procedures to strive to ensure compliance with and has trained its personnel in the privacy standards and security standards promulgated pursuant to HIPAA.

4.19.3 The Company is HIPAA Compliant.

4.19.4 The Company is not subject to any proceeding, suit or investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body (including the Office of the Inspector General of the United States Department of Health and Human Services): (i) which could reasonably be expected to result in the imposition of a fine, an alternative, interim or final sanction, a lower reimbursement rate for services rendered to eligible patients which has not been provided for on its financial statements, or which could reasonably be expected to have a material adverse effect on the Company or the operation of its business; (ii) which could reasonably be expected to result in the revocation, transfer, surrender, suspension or other impairment of the operating certificate provider agreement or permits of Company or its business; (iii) which pertains to any state or federal Medicare and/or Medicaid cost reports or claims filed by the Company (including, but not limited to, any reimbursement audits), or any disallowance by any commission, board or agency in connection with any audit of such cost reports; or (iv) which pertains to or requests any voluntary disclosure pertaining to a potential overpayment matter involving the submission of claims to such payor by the Company.

4.19.5 The Company has not been threatened to have, and no owner, officer, manager, employee or person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. §420.201) in the Company has, engaged in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Healthcare Laws; (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Healthcare Laws; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Healthcare Laws on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Healthcare Laws, or (2) in return for purchasing, leasing or

ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Healthcare Laws; (E) presenting or causing to be presented a claim for reimbursement for services or goods that is for an item or services that was known or should have been known to be (1) not provided as claimed, or (2) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the Company's business in order that the same may qualify for governmental authority certification, or (2) information required to be provided under 42 U.S.C. § 1320a-3.

4.19.6 The Company has not threatened to be, and no owner, officer, manager, employee or person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. §420.201) in the Company has: (A) had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty, or has been "suspended" or "debarred" from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 8.4), or other Applicable Laws or regulations; (C) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; (D) been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (E) been made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any law; or (F) been or become subject to any federal, state, local governmental or private payor civil or criminal investigations or inquiries, proceedings, validation review, program integrity review or statement of charges involving and/or related to its compliance with Healthcare Laws or involving or threatening its participation in Medicare, Medicaid, TriCare or other Third-Party Payor Programs or its billing practices with respect thereto.

4.20 **Compliance with all Automobile Floor Plan Financing Arrangements and other Mobility Van Financing Arrangements; Consumer Financing Agreements; and all Automobile Titling Requirements.**

4.20.1 The Company is in complete compliance with all floor plan financing arrangements and all other mobility van financing and Company Inventory financing agreements relating to sales or leases of Company Inventory, including without limitation all financing for titled motor vehicles for which the Company has delivered the certificate of title or manufacturer's statement of origin therefor to a lender (said financing arrangements shall be referred to as "**Company Inventory Financing Agreements**").

4.20.2 With respect to all Company Inventory Financing Agreements, the Company has provided all necessary vehicle collateral in order to obtain and be in complete compliance with such agreements, including delivery of original certificates of title where required, completed applications for notices of liens, and all other required instruments necessary for filing a lien with the appropriate governmental authority having jurisdiction over the title of such vehicle, executed in each case by the appropriate Company representative, and sufficient for the lender to register its lien against such certificate of title when required by the respective Company Inventory Financing Agreement.

4.20.3 With respect to all Company Inventory Financing Agreements which finance the sale or lease of Company Inventory to or for the benefit of end user handicapped persons, the Company is in complete compliance with all such financing arrangements.

4.21 **Disclosure.** No representation or warranty made by Seller or the Company in this Agreement, or in any Schedule or Exhibit attached hereto, or in any of the Closing Documents, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein or therein not misleading. Seller and the Company have not knowingly failed to disclose to Purchaser any facts material to the condition (financial or otherwise), properties, business, operations or prospects of Seller and the Company.

4.22 **Brokers.** No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Company.

4.23 **Financial Risks.** With respect to the Purchaser Shares being issued to Seller, Seller acknowledges that he is able to bear the financial risks associated with an investment in the securities being issued to Seller by the Purchaser and that, he has been given full access to such records of the Purchaser and to the officers of the Purchaser as he has deemed necessary or appropriate to conduct his due diligence investigation. Seller further acknowledges that he is aware of all public filings made by Purchaser which are available to the public through the SEC's EDGAR website. Seller is capable of evaluating the risks and merits of an investment in the Purchaser Shares being issued to Seller by the Purchaser, by virtue of Seller's experience and his knowledge, experience, and sophistication in financial and business matters generally, and in the mobility van sale and lease business in particular, and the Seller is capable of bearing the entire loss of the proceeds of the sale of the Company represented by the Purchaser Shares.

4.24 **Accredited Purchaser.** Seller is (i) an "accredited Purchaser" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of his business and financial experience to protect his own interests in connection with the transactions described in

this Agreement, and the related documents, and (iv) able to afford the entire loss of the proceeds of the sale of the Company represented by the Purchaser Shares.

4.25 **Knowledge of Purchaser**. The Seller and Seller's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the securities being issued to Seller. The Seller and Seller's advisors, if any, have been afforded the opportunity to ask questions of the Purchaser and have received complete and satisfactory answers to any such inquiries.

4.26 **Risk Factors**. The Seller understands that Seller's acceptance of that portion of the proceeds of the sale of the Company represented by the Purchaser Shares involves a high degree of risk. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchaser Shares. The Seller warrants that Seller is able to bear the complete loss of the proceeds of the sale of the Company represented by the Purchaser Shares.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to Seller and to the Company, jointly and severally, as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations), to the best of Purchaser's knowledge, as follows:

5.1 **Organization and Standing of the Purchaser; Purchaser's Capitalization**. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida. The state in which any offer to purchase shares hereunder was made or accepted by such Purchaser is the state shown as such Purchaser's address. The Purchaser was not formed for the purpose of purchasing the Issued Shares. Purchaser is authorized to issue TWO BILLION THREE MILLION (2,003,000,000) shares, consisting of TWO BILLION (2,000,000,000) shares of common stock, par value $0.001 per share, and THREE MILLION (3,000,000) shares of preferred stock, par value $0.001 per share. As of the Agreement Date approximately SEVEN HUNDRED SIXTY-FIVE MILLION FIVE HUNDRED TWENTY-NINE THOUSAND THIRTY-FOUR (765,529,034) shares of common stock are issued and outstanding and ZERO (0) shares of preferred stock are issued and outstanding.

5.2 **Authorization and Power.** The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Issued Shares. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action where appropriate. This Agreement has been duly executed and delivered by the Purchaser and at the Closing shall constitute

valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies, or by other equitable principles of general application. The Purchaser has the requisite power and authority to issue the Purchaser Shares to Seller. The Purchaser Shares to be delivered to Seller have been validly authorized and, when issued and delivered to Seller in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

5.3 **No Conflicts**. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's organizational documents where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of the Purchaser's obligations under this Agreement or to purchase the Issued Shares from Seller in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company, and Seller herein.

5.4 **Financial Risks**. The Purchaser acknowledges that the Purchaser is able to bear the financial risks associated with an investment in the securities being purchased by the Purchaser from Seller and that, it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the securities being purchased by the Purchaser from Seller by virtue of its experience and its knowledge, experience, and sophistication in financial and business matters generally, and in the new and used mobility equipment for handicapped persons sale and lease business in particular, and the Purchaser is capable of bearing the entire loss of its investment in the securities being purchased by the Purchaser from Seller.

5.5 **Accredited Purchaser**. The Purchaser is (i) an "accredited Purchaser" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers, directors, and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or

selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Purchaser from the Seller.

5.6 **Brokers.** No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

5.7 **Knowledge of Company**. The Purchaser and such Purchaser's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Purchaser from the Seller. The Purchaser and such Purchaser's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 **Risk Factors**. The Purchaser understands that the Purchaser's investment in the securities being purchased by the Purchaser from Seller involves a high degree of risk. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Purchaser from the Seller. The Purchaser warrants that the Purchaser is able to bear the complete loss of such Purchaser's investment in the securities being purchased by the Purchaser from Seller.

5.9 **Purchaser's Financial Statements.** All of Purchaser's financial statements are true, accurate, and complete in all material respects and present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of Purchaser at the dates thereof and the results of its operations for the periods then ended.

5.10 **Full Disclosure.** No representation or warranty made by the Purchaser in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Purchaser does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VI
COVENANTS OF SELLER AND PURCHASER

6.1 **Compliance with Law.**

6.1.1 The Purchaser's trading activities with respect to the Issued Shares will be in compliance with all applicable state and federal securities laws, rules and regulations.

6.1.2 The Seller's trading activities with respect to Purchaser Shares will be in compliance with all applicable state and federal securities laws, rules and regulations. The Company is a closely held corporation, is not, and at no time in the past has been a publicly-traded corporation.

6.2 **Transfer Restrictions.**

6.2.1 The Purchaser acknowledges that (1) the Issued Shares have not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Issued Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Issued Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the Purchaser, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

6.2.2 The Seller acknowledges that (1) the Purchaser Shares have not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Seller shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Purchaser Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Purchaser Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the Seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

6.3 **Restrictive Legend**.

6.3.1 The Purchaser acknowledges and agrees that, until such time as the Issued Shares have been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, certificates and other instruments representing any of the Issued Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

> **"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD,**

PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

6.3.2 The Seller acknowledges and agrees that, until such time as the Purchaser Shares have been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, certificates and other instruments representing any of the Purchaser Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

6.4 **Inclusion in Any Future Registration**. In any future registration of Purchaser Common Stock, Purchaser covenants that it will include the Purchaser Shares in an initial Registration Statement prepared and filed with the SEC.

6.5 **Removal of Restrictive Legend.** Upon Seller's written request to Purchaser to reissue a certificate or certificates for Purchaser Shares on which the restrictive legend has been removed, if, in the opinion of securities counsel designated by Purchaser, said restrictive legend may be removed in accordance with an exemption from the requirement that an effective Registration Statement be issued for said Purchaser Shares, the Purchaser will instruct its securities counsel to issue any required opinion, at Purchaser's expense, to facilitate the removal of said restrictive legend from the Purchaser Shares and reissuance of a certificate or certificates for the Purchaser Shares to Purchaser without said legend.

6.6 **Operation of Company in the Ordinary Course**. Between the Agreement Date and the Closing Date, Seller, the Company, and all of the Company's officers, directors, and employees, shall continue to operate the Company in the ordinary course of business.

ARTICLE VII
CONDITIONS PRECEDENT TO
<u>SELLER'S OBLIGATIONS</u>

The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

7.1 **<u>No Termination</u>.** This Agreement shall not have been terminated pursuant to Article IX hereof.

7.2 **<u>Representations True and Correct</u>**. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.3 **<u>Compliance with Covenants</u>**. The Purchaser shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

7.4 **<u>No Adverse Proceedings</u>.** On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions contemplated hereby.

7.5 **<u>Contingencies Removed.</u>** The Contingencies in Article II, Secton 2.3 shall have been removed.

ARTICLE VIII
<u>CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS</u>

The obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

8.1 **<u>No Termination</u>**. This Agreement shall not have been terminated pursuant to Article IX hereof.

8.2 **<u>Representations True and Correct</u>**. The representations and warranties of the Company and Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

8.3 **<u>Compliance with Covenants</u>.** The Company and Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions

required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

8.4 **No Adverse Proceedings**. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions contemplated hereby.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

9.1 **Termination**. This Agreement may be terminated at any time prior to the Closing Date:

9.1.1 by mutual written consent of the Purchaser, Company, and Seller.

9.1.2 (i) by Seller upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser as set forth in this Agreement, such that any of the conditions set forth in Article VII hereof would not be satisfied ; or (ii) by the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Seller, as set forth in this Agreement, such that any of the conditions set forth in Article VIII hereof would not be satisfied; or (iii) by Seller, if any representation or warranty of the Purchaser shall have become untrue such that any of the conditions set forth in Article VII hereof would not be satisfied; or (iv) by Purchaser, if any representation or warranty of the Company, or Seller shall have become untrue, such that any of the conditions set forth in Article VIII hereof would not be satisfied (a "**Terminating Breach**"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach. This Agreement shall terminate at Seller's or Company's election, upon written notice to Purchaser, and opportunity to cure, if capable of cure, with said cure not having been effected within five (5) business days after receipt by Purchaser of notice from Seller or Company, if there shall have occurred or shall exist any event or condition relating to the condition (financial or otherwise), assets (including, without limitation, loans or other extensions of credit), properties, liabilities, personnel, business or earnings of Purchaser or its subsidiaries, in the reasonable opinion of Seller or Company, which materially and adversely affects this transaction; or there shall have been any representation or statement furnished by Purchaser hereunder which is false or misleading in any material respect. For purposes of this section a breach, representation, warranty, covenant, agreement, or event is "material" if the amount in issue is more than $100,000.00.

9.2 **Effect of Termination**. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 9.1 hereof, there shall be no liability on the part of Seller or the Purchaser or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

9.3 **Amendment.** This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

9.4 **Waiver.** At any time prior to the Closing Date, Seller, or the Purchaser, or the Company, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the covenants or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE X
GENERAL PROVISIONS

10.1 **Transaction Costs.** All transaction costs of Seller, Purchaser and the Company, with the exception of fees of attorneys, are to be split evenly between Seller and Purchaser, including fees of accountants (including the cost of Auditor's audit of the Company), travel expenses, and other fees and expenses. Seller, Purchaser and Company will each be responsible for the fees for their respective attorneys.

10.2 **Indemnification.**

10.2.1. **Indemnification Generally.** The Purchaser agrees to indemnify, defend and hold Seller harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that they shall incur or suffer, which arise out of or result from any breach of this Agreement by Purchaser or failure by Purchaser to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement; and for all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that he shall incur or suffer, which arise out of or result from the operations of the Company for the period from and after the day following the Closing Date. With the exception of the Company debts disclosed to Purchaser and which the parties agree will continue as Company obligations after Closing, or will be refinanced after Closing, Seller agrees to indemnify, defend and hold the Purchaser and the Company, jointly and severally, harmless and Purchaser's and the Company's officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that either shall incur or suffer, which arise out of or result from any breach of this Agreement by Seller or the Company, or failure by Seller or the Company to perform, or a material misstatement with respect to any of their representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement; and claims, demands, losses, costs, expenses, obligations, liabilities or damages, including

interest, penalties and reasonable attorney's fees, that they shall incur or suffer, which arise out of or result from the operations of the Company for the period from the commencement of the Company's operations through the Closing Date. For purposes of this Indemnification, the Purchaser shall be considered an injured party if the Company suffers damages after Closing from a misstatement made by Seller or the Company in their representations and warranties relating to Company Inventory purchased, sold, or leased by the Company, titles thereto, encumbrance of titles by purchase money or other lenders, including commercial banks, conversion van financiers, or floor financiers (**"Claim Requiring Company Reimbursement"**). In the event of a Claim Requiring Company Reimbursement, Seller shall be liable for the prompt repayment and indemnification of the Company and the Purchaser, jointly and severally, for all Claims Requiring Company Reimbursement. Should Seller fail to promptly repay the Company and/or the Purchaser and indemnify the Company and/or the Purchaser for all Claims Requiring Company Reimbursement, or shall otherwise indemnify the Purchaser under this Section 10.2 or any subsection hereof, the Purchaser may offset the full amount of said claim, including Claims Requiring Company Reimbursement, from interest and principal due under the Seller Takeback Note. In the event the Company and/or the Purchaser incur attorney's fees in the enforcement of the indemnification obligations, Seller shall be liable for reimbursement to the Company and/or the Purchaser for attorney's fees incurred by the Company and/or the Purchaser.

10.2.2 **Tax Indemnification.** Notwithstanding anything in this Agreement to the contrary, the Seller shall indemnify, defend and hold harmless the Purchaser and the Company at any time after the Closing, from and against any liability for Taxes asserted against, resulting to, imposed upon or incurred by Purchaser or the Company, directly or indirectly, by reason of or resulting from (i) any Taxes of the Seller, of the Company or with respect to the Operations, for any period before Closing and up to and including the Closing Date; or (ii) a breach of any representation or warranty of the Sellers contained in or made pursuant to Section 4.11 hereof or any facts or circumstances constituting such a breach. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall indemnify, defend and hold harmless the Seller at any time after the Closing, from and against any liability for Taxes asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from any Taxes of the Company attributable to the period beginning on the day after the Closing Date, assessed against the Company or with respect to the Operations, for any period after the Closing Date. The parties acknowledge that, until the termination of the Company's S-corporation election, income of the Company flows through the Company and is taxable to and payable by Seller in his personal capacity as sole shareholder of the Company. Following the termination of the Company's S-corporation election, the Company will be taxed as a C-corporation and Seller will not thereafter be personally liable for taxation of the Company's income.

10.3 **Headings.** The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 **Entire Agreement.** This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein); supersede all prior agreements and

undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

10.5 **Notices**. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If (a) to Seller or (b) the Company before Closing:

c/o Mark S. Lore
54 Wentworth Avenue
Londonderry, NH 03053

With a copy to (which shall not constitute notice):

David Van Der Beken, Esq.
Stebbins Lazos & Van Der Beken Professional Association
66 Hanover St., Ste. 300
Manchester, NH 03101

If (a) to the Purchaser or (b) the Company after Closing:

Hasco Medical, Inc.
c/o Harold Compton, Jr., CEO
20354 U.S. Highway 27
Clermont, Florida 34715

With a copy to (which shall not constitute notice):

Ira S. Saul, Esq.
Ira S. Saul, PLC
4126 Leonard Drive
Fairfax, VA 22030

10.6 **Severability**. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.7 **Binding Effect**. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

10.8 **Preparation of Agreement**. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

10.9 **Governing Law**. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to applicable principles of conflicts of law, as to matters of substantive contract law and procedural matters relating to contract enforcement.

10.10 **Jurisdiction**. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be in either the state or federal courts serving Pinellas County, Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

10.11 **Further Assurances. Cooperation**. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

10.12 **Survival**. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby for a period of three years after Closing, at which time all of said representations, warranties, covenants and agreements will be merged into the respective Closing documents.

10.13 **Third Parties**. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

10.14 **Failure or Indulgence Not Waiver; Remedies Cumulative**. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any

representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.15 **Counterparts.** This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

10.16 **Representation by Counsel.** Each of the parties hereto was represented by independent counsel. Each party covenants that he or it is experienced in business matters. The Purchaser has been in the mobility van business for at least twenty-three (23) years. Purchaser's officers and directors have been involved in retail commerce for a number of decades.

10.17 **Standstill.** Between the Agreement Date and the Closing Date, neither Seller, nor the Company shall market, sell, or offer for sale the Company or all or substantially all of its assets.

(SIGNATURES FOLLOW ON PAGE 35)

IN WITNESS WHEREOF, the Purchaser, the Company, and Seller have as of the date first written above executed this Agreement.

COMPANY:

RIDE-AWAY HANDICAP EQUIPMENT CORP.,
a New Hampshire corporation

By: ______________________ Pres.
Mark S. Lore, President

SELLER:

LORE:

____
Mark S. Lore

PURCHASER:

HASCO MEDICAL, INC.,
a Florida corporation

By: ______________________ CEO
Harold Compton, Jr., CEO

HAROLD COMPTON, SR. JOINS IN THIS AGREEMENT TO EVIDENCE HIS AGREEMENT TO PERSONALLY GUARANTEE THE SELLER TAKEBACK NOTE AND THE EXPANDED BANK CREDIT FACILITY:

______________________ Sr.
Harold Compton, Sr.